                                                                    Exhibit 12.1


                               BB&T Corporation
                           Earnings To Fixed Charges
                            (Dollars in thousands)


                                         For the Six Months
                                           Ended June 30,                        For the Years Ended December 31,
                                      ------------------------    --------------------------------------------------------------
                                         2001          2000          2000         1999         1998         1997         1996
                                      ----------    ----------    ----------   ----------   ----------   ----------   ----------
Earnings:
Income before income taxes            $  634,349    $  544,580    $  934,490   $1,085,216   $1,000,646   $  795,392   $  706,876
Plus:
  Fixed charges                        1,269,105     1,145,333     2,471,903    1,964,711    1,843,349    1,637,045    1,455,574
Less:
  Capitalized interest                      (616)         (151)         (575)           0            0            0            0
                                      ----------    ----------    ----------   ----------   ----------   ----------   ----------
Earnings, including interest
  on deposits                          1,904,070     1,690,064     3,406,968    3,049,927    2,843,995    2,432,437    2,182,450
                                      ----------    ----------    ----------   ----------   ----------   ----------   ----------
Less:
  Interest on deposits                   812,792       731,046     1,578,545    1,279,809    1,270,106    1,120,361      995,376
                                      ----------    ----------    ----------   ----------   ----------   ----------   ----------
Earnings, excluding interest
  on deposits                         $1,091,278    $  959,018    $1,828,423   $1,770,118   $1,573,889   $1,312,076   $1,187,074
                                      ==========    ==========    ==========   ==========   ==========   ==========   ==========
Fixed Charges:
  Interest expense                    $1,259,535    $1,134,620    $2,451,911   $1,942,278   $1,827,849   $1,623,712   $1,442,574
  Capitalized interest                      (616)         (151)         (575)           0            0            0            0
  Interest portion of rent expense        10,186        10,864        20,567       22,433       15,500       13,333       13,000
                                      ----------    ----------    ----------   ----------   ----------   ----------   ----------

  Total Fixed Charges                 $1,269,105    $1,145,333    $2,471,903   $1,964,711   $1,843,349   $1,637,045   $1,455,574
                                      ==========    ==========    ==========   ==========   ==========   ==========   ==========
Less:
  Interest on deposits                   812,792       731,046     1,578,545    1,279,809    1,270,106    1,120,361      995,376
                                      ----------    ----------    ----------   ----------   ----------   ----------   ----------
      Total fixed charges excluding
       interest on deposits           $  456,313    $  414,287    $  893,358   $  684,902   $  573,243   $  516,684   $  460,198
                                      ==========    ==========    ==========   ==========   ==========   ==========   ==========
Earnings to fixed charges:
  Including interest on deposits            1.50 x        1.48 x        1.38 x       1.55 x       1.54 x       1.49 x       1.50 x
                                      ==========    ==========    ==========   ==========   ==========   ==========   ==========
  Excluding interest on deposits            2.39 x        2.31 x        2.05 x       2.58 x       2.75 x       2.54 x       2.58 x
                                      ==========    ==========    ==========   ==========   ==========   ==========   ==========